SCHEDULE 14A

 REG. SECTION 240.14A-101 (SCHEDULE 14A) INFORMATION REQUIRED IN PROXY STATEMENT
      REG. SECTION 240.14A-101

                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          CHURCHILL DOWNS INCORPORATED
               (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1) Title of each class of securities to which transaction applies:

      ----------------------------------------------------------------------

      2) Aggregate number of securities to which transaction applies:

      ----------------------------------------------------------------------

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      -----------------------------------------------------------------------

      4) Proposed maximum aggregate value of transaction:

      -----------------------------------------------------------------------

      5) Total fee paid:

      -----------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

      1) Amount Previously Paid:

      ---------------------------------------------

      2) Form, Schedule or Registration Statement No.:

      ---------------------------------------------

      3) Filing Party:

      ---------------------------------------------

      4) Date Filed:

      ---------------------------------------------

                          CHURCHILL DOWNS INCORPORATED
                               700 CENTRAL AVENUE
                           LOUISVILLE, KENTUCKY 40208

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 19, 1997

To the Shareholders of
Churchill Downs Incorporated:


        Notice is hereby given that the Annual Meeting of Shareholders of Churchill Downs Incorporated (the "Company"), a Kentucky corporation, will be held at Churchill Downs Sports Spectrum, 4520 Poplar Level Road, Louisville, Kentucky, on Thursday, June 19, 1997, at 10:00 a.m., E.D.T. for the following purposes:

         I. To elect four (4) Class I Directors for a term of three (3) years (Proposal No. 1);

        II.    To approve amending the Company's Articles of  Incorporation   to
increase the percentage of shareholders required to call a special meeting of the Company's shareholders (Proposal No. 2);

        III. To approve or disapprove the minutes of the 1996 Annual Meeting of Shareholders, approval of which does not amount to ratification of actions taken at such meeting (Proposal No.3); and

        IV. To transact such other business as may properly come before the meeting or any adjournment thereof, including matters incident to its conduct.

        The close of business on April 18, 1997, has been fixed as the record date for the determination of the shareholders entitled to notice of and to vote at the meeting, and only shareholders of record at that time will be entitled to notice of and to vote at the meeting and at any adjournments thereof.

        Shareholders who do not expect to attend the meeting in person are urged to sign, date and promptly return the Proxy that is enclosed herewith.

        By Order of the Board of Directors.

                                         ALEXANDER M. WALDROP
                                         Senior Vice President, Administration,
                                         General Counsel and Secretary

May 9, 1997

                          CHURCHILL DOWNS INCORPORATED
                               700 CENTRAL AVENUE
                           LOUISVILLE, KENTUCKY 40208


                                 PROXY STATEMENT

           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 19, 1997

        The enclosed Proxy is being solicited by the Board of Directors of Churchill Downs Incorporated (the "Company") to be voted at the 1997 Annual Meeting of Shareholders to be held on Thursday, June 19, 1997, at 10:00 a.m., E.D.T. (the "Annual Meeting"), at the Churchill Downs Sports Spectrum, 4520 Poplar Level Road, Louisville, Kentucky, and any adjournments thereof. This solicitation is being made primarily by mail and at the expense of the Company. Certain officers and directors of the Company and persons acting under their instruction may also solicit Proxies on behalf of the Board of Directors by means of telephone calls, personal interviews and mail at no additional expense to the Company. The Proxy and this Proxy Statement are being sent to shareholders on or about May 9, 1997.

VOTING RIGHTS
        Only holders of record of the Company's Common Stock, No Par Value ("Common Stock"), on April 18, 1997, are entitled to notice of and to vote at the Annual Meeting. On that date, 3,654,263 shares of Common Stock were outstanding and entitled to vote. Each shareholder has one vote per share on all matters coming before the Annual Meeting, other than the election of directors. In the election of directors, a shareholder is entitled by Kentucky law to exercise "cumulative" voting rights; that is, the shareholder is entitled to cast as many votes as equals the number of shares owned by the shareholder multiplied by the number of directors to be elected and may cast all such votes for a single nominee or distribute them among the nominees in any manner that the shareholder desires. Shares represented by proxies received may be voted cumulatively (see "Election of Directors"). Under the Company's Articles of Incorporation and Bylaws and the Kentucky statutes, abstentions and broker non-votes on any matter are not counted in determining the number of votes required for the election of a director or passage of any matter submitted to the shareholders. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists.

        If the enclosed Proxy is properly executed and returned prior to the Annual Meeting, the shares represented thereby will be voted as specified therein. IF A SHAREHOLDER DOES NOT SPECIFY OTHERWISE, THE SHARES REPRESENTED BY THE SHAREHOLDER'S PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED BELOW UNDER "ELECTION OF DIRECTORS," FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION, FOR APPROVAL OF THE MINUTES OF THE 1996 ANNUAL MEETING OF SHAREHOLDERS AND ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

REVOCATION OF PROXY
        A proxy may be revoked at any time before the shares it represents are voted by giving written notice of revocation to the Secretary of the Company and such revocation shall be effective for all votes after receipt.

                      COMMON STOCK OWNED BY CERTAIN PERSONS

               The following table sets forth information concerning the beneficial ownership of the Common Stock as of April 3, 1997, by [i] the only persons known by the Board of Directors to own beneficially more than five percent (5%) of the Common Stock and [ii] the Company's directors and executive officers as a group. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all of the shares of Common Stock shown as beneficially owned by them.

                                                Shares
             Name and Address                Beneficially
           of Beneficial Owner                   Owned              %  of Class
           -------------------               ------------           -----------

__ parties to a Fourth Supplemental
Stockholder Agreement
c/o Thomas H. Meeker, Stockholder
      Representative
700 Central Avenue
Louisville, Kentucky 40208                    _______(1)(4)(5)          __%

Darrell R. Wells
4350 Brownsboro Road
Suite 310
Louisville, Kentucky  40207                   232,930(2)(3)(4)         6.4%

Charles W. Bidwill, Jr.
911 Sunset Road
Winnetka, Illinois  60093                     223,259(2)(3)(4)         6.1%

22 Directors and Executive
Officers as a Group                         1,154,913(2)(3)(4)(6)     31.6%
---------------

(1) Pursuant to certain federal securities laws, the parties to the Fourth Supplemental Stockholder Agreement (the "Stockholder Agreement") may collectively be considered a "group" and therefore may be deemed a "person" known by management of the Company to own beneficially more than 5% of the shares of Common Stock of the Company. The names and addresses of the parties to the Stockholder Agreement are set forth in the Schedule 13D filed by such parties with the Securities and Exchange Commission ("SEC") on April ___, 1997 which filing is incorporated herein by reference. Each shareholder who is a party to the Stockholder Agreement has agreed that until April 15, 1998, such shareholder will not sell, transfer, assign or otherwise dispose of shares of Common Stock beneficially owned or acquired by such shareholder without first offering to sell such Common Stock to the Company and to all other signatories to the Stockholder Agreement on the same terms and conditions as in an offer received from a third party by such shareholder. The Stockholder Agreement provides for proration of the shares offered by the selling shareholder in the event that more than one of the signatories to the Stockholder Agreement desires to purchase the shares offered by such selling shareholder. The Stockholder Agreement provides that Common Stock may be transferred by the parties to the Agreement, without offering such Common Stock to the Company and to all other signatories, [i] pursuant to an offer to purchase not less than all of the outstanding shares of the Common Stock that the Board of Directors has recommended and that an independent financial advisor retained by the Company has determined is fair to the Company's shareholders from a financial point of view; [ii] by gift, will or pursuant to the laws of descent and distribution; [iii] by pledge to a financial institution; [iv] if the transfer is by operation of law; or [v] in a small transaction which is defined to be a transfer in any single calendar month of 3,000 shares or less of the Common Stock. The Stockholder Agreement does not restrict the rights of any shareholder who is a party thereto to vote the Common Stock, to receive cash or stock dividends, to receive shares of Common Stock in a stock split, or to sell or dispose of shares of Common Stock except as specifically set forth in such Stockholder Agreement. The Company has approved and become a third party beneficiary of the Stockholder Agreement.

(2) Of the total shares listed above, Mr. Wells disclaims beneficial ownership of 22,400 shares held by The Wells Foundation, Inc., of which he is a trustee and of 135,791.90 shares held by The Wells Family Partnership, of which he is the Managing General Partner. Mr. Wells shares voting and investment power with respect to all shares attributed to him in the above table. Mr. Bidwill shares voting and investment power with respect to 2,919 shares beneficially owned by him.

(3) See "Executive Officers of the Company," "Election of Directors," and "Continuing Directors," below.

(4) The 232,930 shares beneficially owned by Mr. Wells and 223,259 shares beneficially owned by Mr. Bidwill are subject to the Stockholder Agreement. An additional _______ shares owned by certain other directors, nominees for election as directors and executive officers of the Company are subject to the Stockholder Agreement.

(5) Includes 55,700 shares issuable under currently exercisable options.

(6) Includes 94,200  shares issuable under currently exercisable options.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors, executive officers and persons who beneficially own more than ten percent (10%) of the Company's Common Stock file certain reports with the Securities and Exchange Commission ("SEC") with regard to their beneficial ownership of the Common Stock. Pursuant to applicable SEC regulations, the signatories to the Stockholder Agreement (and a prior stockholder agreement) are (or were) also required to file such reports with the SEC. See Footnote (1) above for a discussion of the terms of the Stockholder Agreement. The Company is required to disclose in this Proxy Statement any failure to file or late filings of such reports. During the Company's prior fiscal year, Mr. Dennis D. Swanson, a director of the Company, and Clay Kenan Kirk and Sarah Kenan Kennedy, both signatures to the prior Third Supplemental Stockholder Agreement, each made a late filing of one (1) report. The terms of the Third

Supplemental Stockholder Agreement, which expired on April 15, 1997, were similar to the Stockholder Agreement. The required reports were subsequently filed for each person. Based solely on its review of the forms filed with the SEC, the Company believes that all other filing requirements applicable to its directors, executive officers and ten percent (10%) beneficial owners were satisfied.

                             EXECUTIVE OFFICERS OF THE COMPANY

    The Company's executive officers, as listed below, are elected annually to their executive offices and serve at the pleasure of the Board of Directors.

                                                                                      Common Stock of the Company
                                                                                       Beneficially Owned as of
                                                                                         April 3, 1997(1)(2)
                                                                                      ---------------------------
                                         Position(s) With Company
  Name and Age                               and Term of Office                       Amount          % of Class
  ------------                           ------------------------                     ------          ----------

William S. Farish (3)      Director    since   1985;  Chairman of the                 43,280(4)            1.2%
58                         Board since 1992

Thomas H. Meeker           President  and  Chief  Executive   Officer                 68,676(4)(5)         1.9%
53                         since 1984; Director since 1995

Vicki L. Baumgardner       Vice  President,  Finance  and  Treasurer                   5,153(6)             .1%
45                         since  February  1993;    Controller  from
                           1989 to February 1993


David E. Carrico           Senior    Vice    President,    Sales   since               7,060(7)             .2%
46                         December  1996;  Senior Vice President,
                           Administration     from   June   1994    to
                           December   1996;    Vice   President   of
                           Marketing from 1990 to June 1994

Robert L. Decker           Senior    Vice   President,   Finance    and                   0                  *
49                         Development, and Chief Financial Officer
                           since March 1997

Dan L. Parkerson           Senior Vice President, Live Racing since                    7,200(8)             .2%
54                         December 1996; General Manager since
                           June 1991; Vice President of  Operations
                           from  1990  to February, 1991


                                        5




Jeffrey M. Smith           President,  Churchill Downs  Management                   10,349(9)              .3%
44                         Company    since  January   1993;    Senior
                           Vice  President,   Planning  and   Development   from
                           February   1993  to   December   1996;   Senior  Vice
                           President,   Finance  from  1991  to  February  1993;
                           Treasurer from 1986 to February 1993; Vice President,
                           Finance from 1990 to 1991

Alexander M. Waldrop       Senior Vice President, Administration since               10,136(10)             .3%
40                         December   1996;    Senior  Vice  President
                           since  June   1994;  General   Counsel    and
                           Secretary since August 1992


------------------
*Less than 0.1%

(1) See the Tables on Option Grants in Last Fiscal Year, Aggregate Year-End Option Values and Ten-Year Option Repricings under "Executive Compensation" below for a discussion of stock options granted by the Board of Directors to executive officers during 1996.

(2) No executive officer shares voting or investment power with respect to his or her beneficially owned shares.

(3) Mr. Farish does not serve full-time as an executive officer of the Company and is not compensated as an officer of the Company.

(4) All shares owned by Mr. Farish and Mr. Meeker are subject to the Stockholder Agreement. See "Common Stock Owned by Certain Persons."

(5)     Includes 55,700 shares issuable under currently exercisable options.

(6)     Includes 5,000 shares issuable under currently exercisable options.

(7)     Includes 6,750 shares issuable under currently exercisable options.

(8)     Includes 6,750 shares issuable under currently exercisable options.

(9)     Includes 10,000 shares issuable under currently exercisable options.

(10)    Includes 10,000 shares issuable under currently exercisable options.


        From January, 1993, until joining the Company, Mr. Decker was employed as the Vice President of Finance for The Americas with Hilton International Company, a subsidiary of Ladbroke Group PLC, a full service hotel and gaming enterprise. From August, 1984 to January, 1993, Mr. Decker was the Vice President of Finance and Chief Financial Officer of Ladbroke Racing, USA, an operator of five thoroughbred, harness and greyhound racetracks, and two off-track betting systems. Mr. Waldrop was employed as an attorney with the Louisville law firm of Wyatt, Tarrant & Combs, which firm serves as primary outside counsel to the Company, from August, 1985, until his employment by the Company.

                              ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

        At the Annual Meeting, shareholders will vote to elect four (4) persons to serve in Class I of the Board of Directors to hold office for a term of three
(3) years expiring at the 2000 Annual Meeting of Shareholders and thereafter until their respective successors shall be duly elected and qualified.
        The Articles of Incorporation of the Company provide that the Board of Directors shall be composed of not less than nine (9) nor more than twenty-five
(25) members, the exact number to be established by the Board of Directors, and further provide for the division of the Board of Directors into three (3) approximately equal classes, of which one (1) class is elected annually. The Board of Directors previously established the Board at thirteen members: four
(4) directors in Class I, five (5) directors in Class II, and four (4) directors in Class III.
        At the Annual Meeting, the four (4) persons named in the following table will be nominated on behalf of the Board of Directors for election as directors in Class I. All of the nominees currently serve as Class I directors of the Company and all of the nominees have agreed to serve if reelected. Under cumulative voting, the four nominees receiving the highest number of votes will be elected.

NOMINEES FOR ELECTION AS DIRECTORS


                                                                            Common Stock of the Company
                                                                              Beneficially Owned as of
                                                                                 April 3, 1997(3)
                                                                            ---------------------------
Name, Age and                       Principal Occupation (1) and
Positions with Company                Certain Directorships (2)                   Amount     % of Class
----------------------              ----------------------------                  ------     ----------

                                 CLASS I - TERMS EXPIRING IN 2000

William S. Farish            President, W. S. Farish & Company (Trust            43,280(4)       1.2%
58                           management company) and Owner and Chief
Director since 1985;         Executive Officer, Lane's End Farm
Chairman since 1992          (Thoroughbred breeding and racing); Director,
                             Breeders' Cup Limited and Keeneland
                             Association, Incorporated; Vice Chairman and
                             Steward, Jockey Club; Chairman, American
                             Horse Council

G. Watts Humphrey, Jr.       President, G. W. H. Holdings, Inc. (Private         18,000           .5%
52                           investment company); Chief Executive Officer,
Director since 1995          The Conair Group, Inc., MetalTech L.P.,
                             NexTech, L.P., GalvTech, L.P. and Centria;
                             Chairman - Fourth District, Federal Reserve
                             Bank of Cleveland; Ex-Officio Chairman, The
                             Society of Plastics Industry, Inc.; Director, The
                             Blood Horse, Inc. (Chairman) and Keeneland
                             Association, Incorporated; Treasurer, Breeders'
                             Cup Limited; Steward, Jockey Club

Arthur B. Modell             Owner and President, Baltimore Ravens Football       1,000            *
71                           Company, Inc.  (Professional football team)
Director since 1985

Dennis D. Swanson            President and General Manager, WNBC-TV                  0             *
59                           (Television station); Former President, ABC
Director since 1996(5)       Sports, Inc. (from January 1986 to May 1996);
                             Chairman, Foundation for Minority Interests in
                             Media, Inc. and Resource Development Board,
                             College of Communications, University of
                             Illinois at Champaign-Urbana

---------------
*Less than 0.1%

(1) Except as otherwise indicated, there has been no change in principal occupation or employment during the past five years.

(2) Directorships in companies with a class of securities registered pursuant to the Securities Exchange Act of 1934 or companies registered under the Investment Company Act of 1940 and, in the case of certain nominees, other directorships considered significant by them.

(3) No nominee shares voting or investment power of his beneficially owned shares.

(4) Mr. Farish is a signatory to the Stockholder Agreement with respect to 43,280 shares. See "Common Stock Owned by Certain Persons."

(5) During 1995, Daniel M. Galbreath, a director in Class I, passed away. The Board of Directors appointed Dennis D. Swanson to fill this vacant seat until the expiration of the then current term. The Board of Directors is now nominating Mr. Swanson for election as a Class I director.

        The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve as a director. If any nominee should become unavailable before the Annual Meeting, the persons named in the enclosed Proxy, or their substitutes, reserve the right to vote for substitute nominees selected by the Board of Directors. In addition, if any shareholder(s) shall vote shares cumulatively or otherwise for the election of a director or directors other than the nominees named above, or substitute nominees, or for less than all of them, the persons named in the enclosed Proxy or their substitutes, or a majority of them, reserve the right to vote cumulatively for some number less than all of the nominees named above or any substitute nominees, and for such of the persons nominated as they may choose. Continuing Directors
        The following table sets forth information relating to the Class II and Class III directors of the Company who will continue to serve as directors until the expiration of their respective terms of office, and the Directors Emeriti, and the beneficial ownership of Common Stock by such directors.


                                                                                Common Stock of  the Company
                                                                                  Beneficially Owned as of
                                                                                       April 3, 1997(3)
                                                                                ----------------------------
Name, Age and                          Principal Occupation (1) and
Positions with Company                   Certain Directorships (2)               Amount          % of Class
----------------------                 ----------------------------              ------          ----------

                                CLASS II-TERMS EXPIRING IN  1998

Catesby W. Clay         Chairman, Kentucky River Coal Corporation (Coal         30,290(4)            .8%
73                      land lessor); President, Runnymede Farm, Inc.
Director since 1953     (Thoroughbred breeding); Director, Kent-Mar Corp.
                        (President), KRCC Oil & Gas Co., Inc., University
                        of Kentucky Mining Engineering Foundation;
                        Director and President, Foundation for Drug-Free
                        Youth

J. David Grissom        Chairman, Mayfair Capital, Inc. (Private investment     10,050(4)            .3%
58                      firm); Director, Providian Corporation, LG&E
Director since 1979     Energy Corporation and Regal Cinemas, Inc.;
                        Chairman, Centre College Board of Trustees

Seth W. Hancock         Partner and Manager, Claiborne Farm, and               142,825(4)           3.9%
47                      President, Hancock Farms, Inc. (Thoroughbred
Director since 1973     breeding and farming); Vice President and Director,
                        Clay Ward Agency, Inc. (Equine insurance);
                        Director, Hopewell Company and Keeneland
                        Association, Incorporated

Frank B. Hower, Jr.     Retired; Former Chairman and Chief Executive              1,040(4)           *
68                      Officer, Liberty National Bancorp, Inc., Liberty
Director since 1979     National Bank & Trust Company of Louisville;
                        Director, Banc One Kentucky Corporation, Bank
                        One, Kentucky, NA, American Life and Accident
                        Insurance Company, Anthem, Inc., Regional Airport
                        Authority of Louisville and Jefferson County,
                        Kentucky Historical Society and Actors Theatre of
                        Louisville; Member, Board of Trustees, Centre
                        College, J. Graham Brown Foundation and
                        University of Louisville




                                                                                  Common Stock of the Company
                                                                                    Benefically Owned as of
                                                                                         April 3, 1997(3)
                                                                                  ---------------------------
Name, Age and                         Principal Occupation (1) and
Positions with Company                    Certain Directorships (2)                  Amount      % of Class
----------------------                -----------------------------                  ------      ----------
W. Bruce Lunsford       Chairman, President and Chief Executive Officer,            100,030(4)      2.7%
49                      Vencor, Inc. (Intensive care hospitals and nursing
Director since 1995     homes); Director, Atria Communities, Inc.
                        (Chairman); ResCare, Inc., National City Bank,
                        Kentucky (Executive Committee), National City
                        Corporation, Kentucky Economic Development
                        Corporation (Chairman);  Member, Board of
                        Trustees, Bellarmine College and Centre College

                                CLASS III - TERMS EXPIRING IN 1999

Charles W. Bidwill, Jr. Chairman of the Board, National Jockey Club                 223,259(4)      6.1%
68                      (Operator of Sportsman's Park Racetrack); Former
Director since 1982     President and General Manager, National Jockey
                        Club (until  December 31, 1995);  Director,  Orange Park
                        Kennel Club,  Associated  Outdoor Clubs (Tampa Greyhound
                        Track),  Bayard  Raceways and Caterers of North Florida,
                        Jacksonville    Kennel   Club,   Big   Shoulders   Fund,
                        Archdiocese of Chicago, SPECIA Children's Charities

Thomas H. Meeker        President and Chief Executive Officer of the                 68,676(4)(5)   1.9%
53                      Company; Director, Anderson Park, Inc. (Chairman),
Director since 1995;    Thoroughbred Racing Association of North America,
President and Chief     Inc. (Executive Committee), Equibase Company,
Executive Officer       PNC Bank, Kentucky, Inc. (Chairman, Audit and
since 1984              Loan Committees),   and Alliant Health System, Inc.
                        (Executive Committee); Member, Board of Trustees,
                        Centre College




                                            11







                                                                              Common Stock of the Company
                                                                                Benefically Owned as of
                                                                                   April 3, 1997 (3)
                                                                              ---------------------------
Name, Age and                  Principal Occupation (1) and
Positions with Company          Certain Directorships (2)                       Amount     % of Class
----------------------         ----------------------------                     -----      ----------

Carl F. Pollard         Owner, Hermitage Farm since 1995 (Thoroughbred          73,040(4)      1.9%
58                      breeding); Former Chairman of the Board, Columbia
Director since 1985     Healthcare Corporation; President and Chief
                        Operating Officer (1991-March 1993), Humana Inc.;
                        Director, National City Bank, Kentucky and Nexstar
                        Pharmaceuticals, Inc.; President and Director,
                        Kentucky Derby Museum Corporation

Darrell R. Wells        General Partner, Security Management Company           232,930(4)      6.4%
54                      (Investments); Director, First Security Trust
Director since 1985     Company, Commonwealth Bancshares, Citizens
                        Financial Corporation, Commonwealth Bank &
                        Trust Company and Jundt Growth Fund

                                       DIRECTORS EMERITI (6)

John W. Barr, III       Retired; Former Chairman, National City Bank,            2,000(4)       .1%
76                      Kentucky, Inc.; Director, Kitchen Kompact
Director from 1979 to   Company; Director, Speed Museum, Cave Hill
1993;                   Cemetery, Boy Scouts of America and American
Director Emeritus since Printing House for the Blind
1993

Louis J. Herrmann, Jr.  Owner, Louis Herrmann Auto Consultant                   50,265(4)      1.4%
77                      Incorporated (Automobile sales); Director,
Director from 1968 to   Southeastern Financial Services, Inc.
1994; Secretary-
Treasurer from
1985 to 1986;
Director Emeritus since
1994

Stanley F. Hugenberg,   President, Jackantom Sales Company                       3,670(4)       .1%
Jr. 79                  (Manufacturers' representative); Member, Board of
Director from 1982 to   Trustees, J. Graham Brown Foundation
1992;
Director Emeritus since
1992

William T. Young        Chairman, W.T. Young, Inc. (Warehousing); Owner,       114,660(4)      3.1%
79                      Overbrook Farm (Thoroughbred breeding); Director,
Director from 1985 to   Columbia/HCA Healthcare Corporation
1992;
Director Emeritus since
1992

---------------
*Less than 0.1%

                                       12



(1) Except as otherwise indicated, there has been no change in principal occupation or employment during the past five years.

(2) Directorships in companies with a class of securities registered pursuant to the Securities Exchange Act of 1934 or companies registered under the Investment Company Act of 1940 and, in the case of certain directors, other directorships considered significant by them.

(3) No director shares voting or investment power of his beneficially owned shares, except that Messrs. Bidwill, Clay, Hancock, Herrmann and Wells share with others the voting and investment power with respect to 2,919 shares, 27,290 shares, 106,325 shares, 10,200 shares, 232,930 shares, respectively, and Mr. Lunsford shares investment power with respect to 10,000 shares. Of the total shares listed, Mr. Clay specifically disclaims beneficial ownership of 10,950 shares owned by the Agnes Clay Pringle Trust of which he is a trustee; Mr. Hancock specifically disclaims beneficial ownership of 79,200 shares owned by the A.B. Hancock Jr. Marital Trust of which he is the trustee, of 9,030 shares owned by the Waddell Walker Hancock II Trust of which he is a trustee, of 9,030 shares owned by the Nancy Clay Hancock Trust of which he is a trustee and of 6,043.33 shares held by the ABC Partnership of which he is a general partner; and Mr. Wells disclaims beneficial ownership of 22,400 shares held by The Wells Foundation, Inc., of which he is a trustee, and of 135,791.90 shares held by The Wells Family Partnership, of which he is the Managing General Partner.

(4) Messrs. Clay, Grissom, Hancock, Hower, Lunsford, Bidwill, Meeker, Pollard, Wells, Barr, Herrmann, Hugenberg and Young are signatories to the Stockholder Agreement with respect to 30,290, 10,050, 142,825, 1,040, 100,030, 223,259, 68,676, 73,040, 232,930, 2,000, 50,265, 3,670 and 114,660
    shares, respectively.  See "Common Stock Owned by Certain Persons."

(5) Includes 55,700 shares issuable under currently exercisable options.

(6) Directors Emeriti are entitled to attend meetings of the Board of Directors but do not have a vote on matters presented to the Board. The Bylaws provide that once a director is 72 years of age, he may not stand for re-election but shall assume Director Emeriti status as of the annual meeting following his current term of service as a director. The Chairman of the Board may continue to serve as a director notwithstanding this provision.


COMPENSATION AND COMMITTEES OF THE BOARD OF DIRECTORS

           Four (4) meetings of the Board of Directors were held during the last fiscal year. Directors other than Directors Emeriti are paid $750 for each meeting of the Board that they attend, and directors who do not reside in Louisville are reimbursed for their travel expenses. In addition, all directors, other than Directors Emeriti, receive an annual retainer of $3,000 per year and directors who serve as committee chairmen receive an additional $1,000 for a total retainer of $4,000 per year. The Chairman of the Board receives an additional $1,000 for a total retainer of $5,000 per year. Directors Emeriti are not paid any compensation for attending meetings. They are entitled to have their expenses reimbursed.
           The Company has four (4) standing Committees: the Executive, Audit, Compensation and Racing Committees. No Director Emeritus serves on any Board committee. The Executive Committee is authorized, subject to certain limitations set forth in the Company's Bylaws, to exercise the authority of the Board of Directors between Board meetings. Twelve

(12) meetings of the Executive Committee (of which Messrs. Bidwill, Farish, Grissom and Pollard are members) were held during the last fiscal year. The Audit Committee is responsible for annually examining the financial affairs of the Company, including consultation with the Company's auditors. One (1) meeting of the Audit Committee (of which Messrs. Farish, Humphrey, Pollard and Wells are members) was held during the last fiscal year. The Compensation Committee administers the Company's Supplemental Benefit Plan, any incentive compensation plan, the 1993 Stock Option Plan and the 1995 Employee Stock Purchase Plan, and reviews and recommends actions regarding executive compensation. Two (2) meetings of the Compensation Committee (of which Messrs. Farish, Hower, Lunsford, Modell and Wells are members) were held during the last fiscal year. The Racing Committee is responsible for the Company's contracts and relations with horsemen, jockeys and others providing horse racing related services. The Racing Committee (of which Messrs. Clay, Farish, Hancock and Pollard are members) held one (1) meeting during the last fiscal year. Directors are paid $500 for each committee meeting they attend other than meetings held by telephone. The Company does not have a standing nominating committee. All directors serving as Class I, II or III directors, except Mr. Modell, attended at least seventy-five percent (75%) of the meetings of the Board of Directors and the meetings of the committees on which they served.

                                 PROPOSED AMENDMENT TO THE
                            COMPANY'S ARTICLES OF INCORPORATION

                                     (PROPOSAL NO. 2)

           On June 13, 1996, the Board of Directors of the Company adopted a resolution instructing the Company's management to aggressively pursue alternative forms of gaming at its racetrack facilities in Louisville, Kentucky. The Board of Directors believes that if the Company succeeds in obtaining alternative forms of gaming, as a result of potential perceived increases in value, the Company may become a more attractive target for unsolicited third party takeover attempts. Accordingly, the Board of Directors believes that it is appropriate and prudent to review measures to guard against unsolicited takeover attempts and which encourage potential acquirors to negotiate with the Board of Directors on any potential acquisition. As of the date hereof, the Company's management has no knowledge of any specific efforts to accumulate the Company's Common Stock, to obtain control of the Company or to remove incumbent management.
           At its March 20, 1997 meeting, the Board of Directors adopted a resolution recommending that the Company's shareholders approve an amendment to the Company's Articles of Incorporation by adding the new Article XII set forth below increasing the percentage of shares held necessary to call a special meeting of shareholders from thirty-three and one-third percent (33 1/3%) to sixty-six and two-third percent (66 2/3%). The Board of Directors believes that the current threshold, which requires holders of at least thirty-three and one-third percent (33 1/3%) of all votes entitled to be cast on a proposed issue in order to call a special meeting of shareholders, establishes too low a threshold  and  exposes  the  Company  to the cost of  preparing  for a  special shareholders meeting without a showing of substantial support by the shareholders. The Board of Directors believes that the decision whether to hold such a meeting should properly rest with the holders of at least sixty-six and two-third percent (66 2/3%) of all votes entitled to be cast on a proposed issue and with the Board of Directors. The current Articles of Incorporation and Bylaws of the Company contain other provisions which could be viewed as discouraging takeovers, including a staggered Board of Directors, authorized but unissued preferred stock with respect to which the Board of Directors retains the power to determine voting rights, and procedures to be complied with in order for a matter to be properly before a meeting of shareholders. Under Kentucky law, shareholders of the Company have cumulative voting rights in the election of directors. The adoption of this proposed amendment to the Articles of Incorporation of the Company may render more difficult or discourage certain transactions such as a tender offer or proxy contest but the Board of Directors believes that encouraging potential acquirors to negotiate with the Board of Directors on any potential acquisition is in the best interest of the Company.

    The text of proposed Article XII is set forth below:

                                        ARTICLE XII

                              SPECIAL MEETING OF SHAREHOLDERS

                  Special meetings of the shareholders of the corporation may be called only by:
                  A.      The Board of Directors; or
                  B. The holders of not less than sixty-six and two thirds percent (66 2/3%) of all shares entitled to cast votes on any issue proposed to be considered at the proposed special meeting upon such holders signing, dating and delivering to the Company's Secretary one or more written demands for the meeting, including a description of the purpose or purposes for which the meeting is to be held.

           THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS APPROVE THIS PROPOSED AMENDMENT TO THE COMPANY'S ARTICLES OF
INCORPORATION.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

           Under rules established by the SEC, the Compensation Committee of the Board of Directors (the "Committee") is required to disclose:(1) the Committee's compensation policies applicable to the Company's executive officers; (2) the relationship of executive compensation to Company performance; and (3) the Committee's bases for determining the compensation of the Company's Chief Executive Officer ("CEO"), Thomas H. Meeker, for the most recently completed fiscal year. Pursuant to these requirements, the Committee has prepared this report for inclusion in the Proxy Statement.
           The Committee consists of five (5) independent Directors, none of whom has ever been employed by the Company. The Committee annually reviews executive officer compensation and makes recommendations to the Board of Directors on all matters related to executive compensation. The Committee's authority and oversight extend to total compensation, including base salary, annual incentive compensation and stock options for the Company's executive officers as well as the Company's Profit Sharing Plan, Stock Option Plan and Stock Purchase Plan. The Committee also administers the employment contract and Supplemental Benefit Plan of the CEO. The Committee makes its compensation recommendations to the Board of Directors after considering the recommendations of the CEO (on all but CEO compensation) and other qualified compensation consultants. The Committee also reviews compensation data from comparable companies including those found in the peer group performance graph (the "Performance Graph") which follows this report.
           The fundamental philosophy of the Committee is to assure that the Company's compensation program for executive officers links pay to business strategy and performance in a manner which is effective in attracting, motivating and retaining key executives while also providing performance incentives which will inure to the benefit of executive officers and shareholders alike. The objective is to provide total compensation commensurate with Company performance by combining salaries that are competitive in the marketplace with incentive pay opportunities established by the Committee which are competitive with median levels of competitors' incentive compensation. The Committee has determined that as an executive's level of responsibility increases, a greater portion of his or her compensation should be based upon the Company's performance. The Committee also believes that the Company's compensation program should include an individual performance component to reward employees whose job performance does not directly affect revenues.
           The Committee has structured executive compensation based upon this philosophy. There are three (3) basic elements of the Company's executive compensation program, each determined by individual and corporate performance:
(1) base salary compensation, (2) annual variable performance incentive compensation earned under an incentive compensation plan and (3) stock option grants made under the Company's 1993 Stock Option Plan (the "Option Plan").
           Base salaries are targeted to be competitive with similar positions in comparable companies. In determining base salaries, the Committee also takes into account individual experience and performance and specific issues particular to the Company.

           The Company's incentive compensation plans have historically been designed to provide a direct financial incentive to certain officers in the form of annual cash and/or stock bonuses based upon the Company's performance during the immediately preceding year. The Churchill Downs Incorporated Incentive Compensation Plan (1993) expired as of December 31, 1995. During the three-year term of that incentive compensation plan , the Company met the goals and bonuses were awarded under that plan only on one occasion, despite the Company's strong overall performance. As a result, the Committee determined that the particular plan was not fulfilling the Committee's objectives and, during 1996, evaluated alternative forms of incentive compensation. Based upon this evaluation, the Company adopted the Churchill Downs Incorporated Incentive Compensation Plan
(1996) effective for the Company's 1996 fiscal year (the "1996 ICP"). The 1996 ICP provided for the award of a cash bonus based upon the Company's achievement of earnings per share ("EPS") goals. For the Company's year ended December 31, 1996, the Committee set performance goals based upon the Company's budgeted EPS. The Company met the EPS goal and cash bonuses were awarded under the 1996 ICP for the Company's year ended December 31, 1996.
           During the fourth quarter of 1996, the Company reorganized its operations into profit centers and service centers (i) to better align areas which generate revenues and those which serve a support function and to (ii) track sources of revenues more effectively. In part, as a result of the reorganization, the Company adopted the Churchill Downs Incorporated Incentive Compensation Plan (1997), effective for the Company's fiscal years of 1997 through 2001 (the "1997 ICP"). The 1997 ICP is designed to reward employees by providing for the award of a cash bonus if goals based upon the Company's pre-tax earnings, as well as the performance of the employee and the center in which the employee works, are achieved. As with the 1996 ICP, the 1997 ICP provides for cash bonuses, rather than cash and stock bonuses. The Committee believes that this type of incentive compensation plan better complements the Company's Option Plan. The incentive compensation rewards shorter term performance while the Option Plan rewards longer term performance. The Committee believes that rewarding employees based upon these three (3) components acts as the best way to incentivize employees.
           The third component of executive compensation is the Option Plan. The Committee believes that the granting of options to officers of the Company, including Mr. Meeker, will further the Company's goals of attracting, motivating and retaining employees while also providing compensation which links pay to the Company's long-term performance. During 1996, awards under the Option Plan were as follows: (1) Mr. Meeker was granted 55,649 nonqualified stock options and 8,051 incentive stock options ("ISOs") and (2) all other officers were granted a total of 23,418 nonqualified stock options and 50,082 ISOs. Of these options, 92,700 are exercisable on June 2, 1997; 22,000 are exercisable on June 2, 1999, and 22,500 are exercisable on December 18, 1999. The Option Plan provides for cashless exercises through broker's transactions.
           The Committee believes that the Option Plan is integral to a performance based compensation package because of its reward based upon the Company's long-term performance. The Option Plan allows the Company to further tie compensation to performance of the Company with a possibility of increasing the total compensation package of its executives without an equivalent cash outlay by the Company.

           Mr. Meeker was employed as President and Chief Executive Officer of the Company in October 1984 under an annually renewing three-year contract. Each year, Mr. Meeker's base salary is set by the Committee after considering the Company's overall financial performance in light of the Company's strategic development initiatives. For 1996, Mr. Meeker's annual base salary was set at $260,000. The relative stability in base salary reflects the Committee's efforts to shift a greater portion of Mr. Meeker's overall compensation to performance based sources such as the Option Plan and other forms of incentive compensation.

                                                          COMPENSATION COMMITTEE
                                                             Frank B. Hower, Jr.
                                                               William S. Farish
                                                               W. Bruce Lunsford
                                                                Arthur B. Modell
                                                                Darrell R. Wells

    COMPENSATION COMMITTEE REPORT ON 1996 CANCELLATION AND REGRANT OF OPTIONS

           On June 3, 1996, the Committee approved the cancellation of 80,700 existing options previously granted to the named executive officers under the Option Plan and an immediate regrant of an equivalent number of options to officers, including the named executive officers, exercisable beginning on June 2, 1997, with an exercise price of $38.50 per share, equal to the then fair market value of the shares as of the date of grant. The exercise prices of the cancelled options ranged from $46.00 to $55.00 per share.
           The Committee approved the cancellation and regrant of options because it believes that equity interests are a significant factor in the Company's ability to attract and retain key employees that are critical to the Company's long-range success. In reviewing the existing options, the Committee determined that the exercise price of a substantial number of such options exceeded the current trading prices of the Company's Common Stock. The Committee recognized that replacing existing options with exercise prices in excess of current fair market value with options at current fair market value would provide additional incentive to employees because of the increased potential for appreciation. After considering these matters, the Committee determined it to be in the best interest of the Company to restore this incentive for key employees of the Company to remain employees of the Company and to exert their maximum efforts on behalf of the Company.
                                                          COMPENSATION COMMITTEE
                                                             Frank B. Hower, Jr.
                                                               William S. Farish
                                                               W. Bruce Lunsford
                                                                Arthur B. Modell
                                                                Darrell R. Wells


                COMPENSATION  COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

           The Company is unaware of any relationships among its officers and directors which would require disclosure under this caption.

                                     PERFORMANCE GRAPH

           Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of each of a peer group index and the Wilshire 5000 index for the period of approximately five (5) fiscal years commencing January 31, 1992 and ending December 31, 1996. The period ending December 31, 1993 represents an eleven (11) month period due to the change in the Company's fiscal year. The companies used in the peer group index consist of Bay Meadows Operating Co., Fair Grounds Corp., Hollywood Park Operating Co., International

Thoroughbred Breeders, Inc. and Santa Anita Operating Co., which are all of the publicly traded companies known to the Company to be engaged primarily in thoroughbred racing in the continental United States and to be publicly traded for at least five (5) years. The Wilshire 5000 equity index measures the performance of all United States headquartered equity securities with readily available price data. The graph depicts the result of an investment of $100 in the Company, the Wilshire 5000 index and the peer group companies. Since the Company has historically paid dividends on an annual basis, the performance graph assumes that dividends were reinvested annually.



                      1/31/92      1/31/93     12/31/93    12/31/94     12/31/95      12/31/96
Churchill Downs         $100       $125.75     $150.38     $122.84       $99.26        $103.95
Peer Group              $100       $100.22     $147.80      $97.89       $94.16        $206.63
Wilshire 5000           $100       $107.68     $115.65     $112.74      $150.40        $178.73

                             EXECUTIVE COMPENSATION

           The following table sets forth the remuneration paid during the last three (3) fiscal years by the Company to [i] Mr. Meeker, the President and CEO of the Company, and [ii] each of the Company's four (4) most highly compensated executive officers in fiscal year 1996 (collectively the "named executive officers").




                                SUMMARY COMPENSATION TABLE



                                      ANNUAL COMPENSATION         LONG TERM
                                                                  COMPEN-
                                                                  SATION


                                                        Compensation (4)

                                                          Other       Securities
     Name &                                              Annual       Underlying          All
     Principal                                          Compen-      Options/SARs        Other
     Position          Year      Salary     Bonus(1)    sation(2)      (#)(3)       Compensation (4)
     ---------         ----     --------   ---------    ---------    ------------   ----------------

Thomas H. Meeker,        1996    $260,000   $175,500     $51,406      63,700         $15,552
President, CEO and       1995     245,000       -0-       57,136       5,000          12,830
Director                 1994     245,000     73,868      49,463      10,000          12,711

David E. Carrico,        1996    $ 95,680   $ 50,232        -0-       10,000         $ 8,742
Senior Vice President,   1995      92,000       -0-         -0-        1,000           7,922
Sales                    1994      86,607     21,574        -0-        1,750           7,867

Dan L. Parkerson,        1996    $ 99,840   $ 52,416        -0-       10,000         $ 8,946
Senior Vice President,   1995      96,000       -0-         -0-        1,000           9,303
Live Racing and          1994      94,108     22,512        -0-        1,750           9,188
General Manager

Jeffrey M. Smith,        1996    $ 98,800   $ 51,870        -0-       13,000         $ 9,272
President -              1995      95,000       -0-         -0-        1,000           9,039
Churchill Downs          1994      93,581     22,278        -0-        2,000           9,171
Management Company

Alexander M. Waldrop,    1996    $ 95,680   $ 50,232        -0-       13,000         $11,265
Senior Vice President,   1995      92,000       -0-         -0-        1,000           8,162
Administration, General  1994      88,821     21,574        -0-        2,000           8,113
Counsel and Secretary

------------------

(1) In 1994, bonus awards were paid in cash and/or stock pursuant to the Company's Incentive Compensation Plan then in effect. In 1996, bonuses were paid in cash pursuant to the Company's Incentive Compensation Plan then in effect. See "Compensation Committee Report on Executive Compensation."

(2) Includes the expense  of a  Supplemental Benefit Plan of which Mr. Meeker is
    currently   the   only   participant.  See  the  discussion  regarding   the
    Supplemental Benefit Plan below.

(3) On June 3, 1996, 80,700 existing options to the named executive officers were cancelled and an equal number of options were issued to the named executive officers. See Tables on Option Grants in Last Fiscal Year and Ten-Year Option Repricings .

(4) Consists of life insurance premiums paid by the Company with respect to certain term life insurance payable on the officer's death to beneficiaries designated by him and, further, includes amounts contributed by the Company to the officer's account under the Company's Profit Sharing Plan. Amounts attributable to such term life insurance are as follows:



                  Mr. Meeker       Mr. Carrico     Mr. Parkerson      Mr. Smith       Mr. Waldrop
      1996          $2,592            $494             $864             $302             $290
      1995           2,875             466              818              286              177
      1994           2,864             247              791              278              167


    Pursuant to the Company's Profit Sharing Plan, the Company matches employees' contributions (which are limited to 10% of annual compensation up to $9,500 for calendar year 1996) up to 2% of quarterly contributions and also makes discretionary contributions. Amounts contributed by the Company on behalf of the named executive officers are as follows:



                  Mr. Meeker       Mr. Carrico     Mr. Parkerson      Mr. Smith       Mr. Waldrop
      1996         $12,930           $8,248           $8,602           $8,516          $8,248
      1995           9,955            7,456            8,485            8,752           7,985
      1994           9,847            7,620            8,397            8,893           7,946



    The following table provides information with respect to the named executive officers concerning options granted during 1996:


                                    OPTION GRANTS IN LAST FISCAL YEAR





                                        % of Total Options                              Grant Date
                             Options        Granted to                                 Present Value
                           Granted (#)     Employees in     Exercise or    Expiration        ($)
Name                           (1)      Fiscal Year '96(%) Base Price($)      Date           (5)
----                       -----------  ------------------ -------------   ----------  -------------
Thomas H. Meeker (2)         57,200           41.69%            $38.50       6/2/06     $601,263.00
                              6,500            4.73%            $35.00      12/18/06      63,310.00
David E. Carrico (3)          8,000            5.83%            $38.50       6/2/06       85,260.00
                              2,000            1.46%            $35.00      12/18/06      19,480.00
Dan L. Parkerson (3)          8,000            5.83%            $38.50       6/2/06       85,260.00
                              2,000            1.46%            $35.00      12/18/06      19,480.00
Jeffrey M. Smith (4)         11,000            8.02%            $38.50       6/2/06      116,430.00
                              2,000            1.46%            $35.00      12/18/06      19,480.00
Alexander M . Waldrop (4)    11,000            8.02%            $38.50       6/2/06      116,430.00
                              2,000            1.46%            $35.00      12/18/06      19,480.00


(1) The 109,700 options granted in 1996 to the named executive officers are composed of incentive stock options, as defined under the Internal Revenue Code of 1986, as amended, and non-qualified stock options. The exercise price of these options, whether incentive stock options or non-qualified stock options, is the fair market value of the shares on the date of their grant.

(2) Of the total of 63,700 options granted to Mr. Meeker in 1996, (i) 8,051 are incentive stock options of which 2,597 options vest on the first anniversary of the date of grant and 5,454 options vest on the third anniversary of the date of grant, and (ii) 55,649 are non-qualified stock options of which 48,103 options vest on the first anniversary of the date of grant and 7,546 options vest on the third anniversary of the date of grant.

(3) Of the total of 10,000 options granted to Mr. Carrico and Mr. Parkerson, respectively, in 1996, (i) 6,597 are incentive stock options of which 2,000 options vest on the first anniversary of the date of grant and 4,597 options vest on the third anniversary of the date of grant, and (ii) 3,403 are non-qualified stock options which vest on the first anniversary of the date of grant.

(4) Of the total of 13,000 options granted to Mr. Smith and Mr. Waldrop, respectively, in 1996, (i) 6,597 are incentive stock options of which 2,597 options vest on the first anniversary of the date of grant and 4,000 options vest on the third anniversary of the date of grant, and (ii) 6,403 are non-qualified stock options which vest on the first anniversary of the date of grant.

(5) The fair value of each stock option granted is estimated on the date of grant using the Black - Scholes option-pricing model with the following weighted-average assumptions for grants in 1995 and 1996, respectively: dividend yield of 2.1% in 1995 and ranging from 1.7% to 1.9% in 1996; risk-free interest rates are different for each grant and range from 5.39% to 6.74%; and the expected lives of options are different for each grant and range from approximately 5.5 to 6.5 years, and a volatility of 18.75% for all grants.

           The following table provides information with respect to the named executive officers concerning unexercised options held as of December 31, 1996:

                                    AGGREGATE YEAR-END OPTION VALUES



                                                                    Number of
                                                                   Securities           Value of
                                                                   Underlying          Unexercised
                                                               Unexercised Options     In-the-Money
                                                                 at year end (#)     Options at year
                                                                                        end ($)(1)

                                Shares Acquired                    Exercisable/       Exercisable/
                                on Exercise        Value           Unexercisable      Unexercisable
Name                              (#)           Realized ($)            (#)               ($)
----                            --------------  ------------       -------------      -------------
Thomas H. Meeker                   0              $0.00            50,700/28,000         $0/$29,000
David E. Carrico                   0               0.00             6,000/10,000            0/6,500
Dan L. Parkerson                   0               0.00             6,000/ 6,750            0/6,500
Jeffrey M. Smith                   0               0.00             9,000/ 7,000            0/6,500
Alexander M . Waldrop              0               0.00             9,000/ 3,750            0/6,500

-----------------------------
(1) Closing bid as of the last trading day of 1996 (December 31, 1996) minus the exercise price.

                           TEN-YEAR OPTION REPRICINGS

    The following table sets forth information concerning all repricings of stock options held by each person serving as an executive officer of the Company at the time of the repricings during the ten-year period ended December 31, 1996.


                                Number of     Price of
                                Securities    Stock at     Exercise               Length of Original
                                Underlying    Time of    Price at Time               Option Term
                   Date          Options     Repricing   of Repricing     New     Remaining at Date
                    Of         Repriced or       or           or        Exercise   of Repricing or
       Name      Repricing       Amended     Amendment     Amendment     Price        Amendment
       ----      ---------     -----------   ---------   -------------  --------  ------------------
Thomas H. Meeker  6/3/96         2,597(I)      38.50         55.00       38.50     7 yrs., 168 days
                  6/3/96        48,103(N)      38.50         46.00       38.50     7 yrs., 168 days

Dan Parkerson     6/3/96         2,597(I)      38.50         46.00       38.50     7 yrs., 168 days
                  6/3/96         3,403(N)      38.50         46.00       38.50     7 yrs., 168 days

Jeffrey M. Smith  6/3/96        2,597((I)      38.50         46.00       38.50     7 yrs., 168 days
                  6/3/96        6,403 (N)      38.50         46.00       38.50     7 yrs., 168 days

David E. Carrico  6/3/96         2,597(I)      38.50         46.00       38.50     7 yrs., 168 days
                  6/3/96         3,403(N)      38.50         46.00       38.50     7 yrs., 168 days

Alexander M.      6/3/96         2,597(I)      38.50         46.00       38.50     7 yrs., 168 days
Waldrop           6/3/96         6,403(N)      38.50         46.00       38.50     7 yrs., 168 days

Vicki L.          6/3/96         2,597(I)      38.50         46.00       38.50     7 yrs., 168 days
Baumgardner       6/3/96         1,903(N)      38.50         46.00       38.50     7 yrs., 168 days

Karl F. Schmitt,  6/3/96         2,597(I)      38.50         46.00       38.50     7 yrs., 168 days
Jr.               6/3/96         1,903(N)      38.50         46.00       38.50     7 yrs., 168 days

Jerry S. Botts    6/3/96         1,500(I)      38.50         46.00       38.50     7 yrs., 168 days

Raymond V. Lehr,  6/3/96         1,500(N)      38.50         46.00       38.50     7 yrs., 168 days
Jr.


----------------

(I) - Intended to qualify as incentive stock options under the Internal Revenue Code of 1986, as amended.

(N) - Nonqualified stock options.


           The Company maintains a Supplemental Benefit Plan (the "Plan") in which Mr. Meeker is currently the only participant. The Plan provides that if a participant remains in the employ of the Company until age 55 or becomes totally and permanently disabled, the participant will be paid a monthly benefit equal to 45% of the "highest average monthly earnings," as defined in the Plan, prior to the time of disability or age 55, reduced by certain other benefits as set forth in the Plan, commencing on retirement (or attainment of age 55 if disability occurs prior to said age) and continuing for life. The benefit payable under the Plan is increased by 1% for each year the participant remains employed by the Company after age 55, to a maximum of 55% of the highest average monthly earnings at age
65. The Plan further provides that the monthly benefit will be reduced by [i] 100% of the primary insurance amount under social security payable to a participant determined as of the later of the participant's retirement date or attainment of age 62; [ii] 100% of the participant's monthly benefit calculated in the form of a life annuity under the Company's terminated Pension Plan; [iii] 100% of the monthly income option calculated as a life annuity from the cash surrender value of all life insurance policies listed on a schedule attached to the participant's plan agreement; and [iv] 100% of the employer contributions and any employee contributions up to a maximum of $2,000 per year allocated to the participant's accounts under the Company's Profit Sharing Plan, calculated in the form of a life annuity payable on his retirement date. Due to these reductions, the estimated annual benefit payable upon retirement at age 65 to Mr. Meeker under the Plan is $12,580. This estimate is based upon the following assumptions: [i] 8% annual earnings under the Company's Profit Sharing Plan; [ii] Mr. Meeker's salary remains constant; and [iii] the maximum wage base from determining the Social Security offset remains constant. In addition, Mr. Meeker will be paid the equivalent of the cash surrender value of an insurance policy covering his life upon retirement under the terms of the Supplemental Benefit Plan. Based upon the estimates provided by Northwestern Mutual Life, the Company expects to provide Mr. Meeker with an additional life income beginning at age 65 of $63,832 per year based on premiums paid to date.

EMPLOYMENT AGREEMENT AND CHANGE IN CONTROL AGREEMENT

           Mr. Meeker was employed as President and Chief Executive Officer of the Company in October 1984 under an annually renewing three-year contract. Mr. Meeker's compensation for 1997 includes a base salary of $280,000 per year, reimbursement for travel and entertainment expenses (including his wife's travel expenses on Company business), provision of an automobile, payment of dues for one (1) country club and any other professional or business associations, and a $250,000 life insurance policy. Mr. Meeker's employment may be terminated by the Company prior to the expiration of his employment agreement only if he willfully fails to perform his duties under his employment agreement or otherwise engages in misconduct that injures the Company. Pursuant to Mr. Meeker's employment agreement, in the event of both a "change in control" of the Company and, within one (1) year of such "change in control," either termination of Mr. Meeker's employment by the Company without "just cause" or his resignation, the Company will pay to Mr. Meeker an amount equal to three (3) times his average annual base salary over the prior five (5) years. A "change in control" is defined generally to include the sale by the Company of all or substantially all of its assets, a consolidation or merger involving the Company, the acquisition of over 30% of the Common Stock in a tender offer or any other change in control of the type which would be required to be reported under the Federal securities laws; however, a "change in control" will not be deemed to have occurred in the case of a tender offer or change reportable under the Federal securities laws, unless it is coupled with or followed by the election of at least one-half of the directors of the Company to be elected at any one (1) election and the election of such directors has not been previously approved by at least two-thirds of the directors in office prior to such change in control.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

           During the past fiscal year, the Company did not engage in any transactions in which any director or officer of the Company had any material interest, except as described below.
           Directors of the Company may from time to time own or have interests in horses racing at the Company's tracks. All such races are conducted, as applicable, under the regulations of the Kentucky Racing Commission or the Indiana Horse Racing Commission, and no director receives any extra or special benefit with regard to having his horses selected to run in races or in connection with the actual running of races.
           One or more directors of the Company have an interest in business entities which contract with the Company or Hoosier Park, L.P. ("Hoosier Park"), the Company's affiliate, for the purpose of simulcasting the Kentucky Derby and other races and the acceptance of intrastate or interstate wagers on such races. In such case, no extra or special benefit not shared by all others so contracting with the Company is received by any director or entity in which such director has an interest.
           Mr. Charles W. Bidwill, Jr., a director and five percent (5%) owner of the Company, is the Chairman and part owner of National Jockey Club. In 1996, National Jockey Club and the Company were parties to a simulcasting contract whereby National Jockey Club was granted the right to simulcast the Company's races, including the Kentucky Oaks - Grade I race and the Kentucky Derby - Grade I race. In consideration for these rights, National Jockey Club paid to the Company 5% of its gross handle on the Kentucky Oaks - Grade I race and the Kentucky Derby - Grade I race and 3% of its gross handle on the other simulcast races. In 1996, National Jockey Club and Hoosier Park were parties to a simulcasting contract whereby National Jockey Club was granted the right to simulcast Hoosier Park's thoroughbred races. In consideration for these rights, National Jockey Club paid to Hoosier Park 2% of its gross handle on the simulcast races. National Jockey Club and Hoosier Park were also parties to a simulcasting contract whereby Hoosier Park was granted the right to simulcast National Jockey Club's thoroughbred races. In consideration for these rights, Hoosier Park paid to National Jockey club 3% of its gross handle on the simulcast races. For purposes of these and other simulcast contracts, gross handle is defined as the total amount wagered by patrons on the races at the receiving facility less any money returned to the patrons by cancels and refunds. These simulcast contracts are uniform throughout the industry and the rates charged were substantially the same as rates charged to other parties who contracted to simulcast the same races. In 1996, the Company and Hoosier Park simulcasted their races to 996 locations in the United States and selected international sites. National Jockey Club received no extra or special benefit as a result of the Company's relationship with Mr. Bidwill.
           Thomas H. Meeker, President and Chief Executive Officer of the Company, is currently indebted to the Company in the principal amount of $65,000, represented by his demand note bearing interest at 8% per annum
(payable quarterly) and payable in full upon termination of Mr. Meeker's employment with the Company for any reason. This indebtedness arose in connection with Mr. Meeker's initial employment, pursuant to the terms of which he was granted a loan by the Company for the purpose of purchasing the Company's Common Stock.

                         INDEPENDENT PUBLIC ACCOUNTANTS

           At its meeting held on March 20, 1997, the Board of Directors adopted the recommendation of the Audit Committee and selected Coopers & Lybrand, LLP to serve as the Company's independent public accountants and auditors for the fiscal year ending December 31,

1997. Coopers & Lybrand, LLP has served as the Company's independent public accountants and auditors since the Company's 1990 fiscal year.
           Representatives of Coopers & Lybrand, LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

                APPROVAL OF MINUTES OF 1996 SHAREHOLDERS' MEETING
                       AND OTHER MATTERS (PROPOSAL NO. 3)

           The Board of Directors of the Company does not know of any matters to be presented to the Annual Meeting other than those specified above, except matters incident to the conduct of the Annual Meeting and the approval by a majority of the shares represented at the Annual Meeting of minutes of the 1996 Annual Meeting which approval does not amount to ratification of actions taken thereat. If, however, any other matters should come before the Annual Meeting, it is intended that the persons named in the enclosed Proxy, or their substitutes, will vote such Proxy in accordance with their best judgment on such matters.
                            PROPOSALS BY SHAREHOLDERS

           Any shareholder proposal that may be included in the Board of Directors' Proxy Statement and Proxy for presentation at the Annual Meeting of Shareholders to be held in 1998 must be received by the Company at 700 Central Avenue, Louisville, Kentucky 40208, Attention of the Secretary, no later than January 10, 1998.

                     INCORPORATION OF DOCUMENT BY REFERENCE

           Information concerning the signatories to the Stockholder Agreement is contained in the filing on Schedule 13D made by such signatories with the SEC on ___________, which Schedule 13D filing (including all exhibits) is incorporated herein by reference. The Company will provide a copy of such
Schedule 13D, without charge, to a shareholder requesting such a copy, by written or oral request. Requests for copies of the Schedule 13D should be directed to Alexander M. Waldrop, Senior Vice President, Administration and Legal, Secretary and General Counsel, Churchill Downs Incorporated, 700 Central Avenue, Louisville, Kentucky 40208, telephone number (502) 636-4400.
BY ORDER OF THE BOARD OF DIRECTORS.

                                        THOMAS H. MEEKER
                                        President and Chief Executive Officer

                                        ALEXANDER M. WALDROP
                                        Senior Vice President, Administration,
                                        General Counsel  and Secretary
Louisville, Kentucky
May 9, 1997

                    PLEASE SIGN AND RETURN THE ENCLOSED PROXY
                       IF YOU CANNOT BE PRESENT IN PERSON

                                     PROXY

                         CHURCHILL DOWNS INCORPORATED

                              700 Central Avenue
                          Louisville, Kentucky 40208


                ANNUAL MEETING OF SHAREHOLDERS - JUNE 19, 1997


        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

            The undersigned hereby appoints Frank B. Hower, Jr. and
W. Bruce Lunsford, and any of them, as Proxies with full power to appoint a substitute and hereby authorizes them to represent and to vote, as designated below, all shares of the undersigned at the Annual Meeting of Shareholders to be held on Thursday, June 19, 1997 or any adjournment thereof, hereby revoking any Proxy hereto fore given.

            The Board of Directors unanimously recommends a vote FOR the following proposals:

      1.    Election of Class I Directors (Proposal No. 1):

____ FOR all nominees listed              ____ WITHHOLD AUTHORITY to
below (Except as marked to                vote for all nominees listed
the contrary below)                       below

Class I Directors:      William S. Farish, G. Watts Humphrey, Jr.,
                        Arthur B. Modell and Dennis D. Swanson

(INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below).

----------------------------------------------------------------

      2.    _____ FOR         ____ AGAINST            ____ ABSTAIN

      Proposal to approve amending the Company's Articles of Incorporation to increase the percentage of shareholders required to call a special meeting of the Company's shareholders (Proposal
No. 2);

      3.    ____ FOR          ____ AGAINST            ____ ABSTAIN
Proposal to approve minutes of the 1996 Annual Meeting of Share holders, approval of which does not amount to ratification of action taken thereat (Proposal No. 3);

      4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting including matters incident to its conduct.

                        UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY
                        WILL BE VOTED FOR PROPOSAL NO. 2 AND FOR
                        PROPOSAL NO. 3, AND FOR THE ELECTION OF ALL
                        CLASS I DIRECTORS DESIGNATED UNDER PROPOSAL
                        NO. 1.  Please sign, date and return this
                        Proxy promptly in the enclosed envelope.
                        Dated ________________________________, 1997
                        =============================================
                        _____________________ (Please sign this Proxy exactly as name(s) appears. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title.)